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                                                                    Exhibit 1.01

                               [         ] Shares
                                ---------

                             UNICAPITAL CORPORATION

                    COMMON STOCK (PAR VALUE $.001 PER SHARE)






                             UNDERWRITING AGREEMENT








 [                 ], 1998
  -----------------


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                                 [      ], 1998
                                  ------


Morgan Stanley & Co. Incorporated
Smith Barney, Inc.
NationsBanc Montgomery Securities LLC
Friedman, Billings, Ramsey & Co., Inc.
c/o  Morgan Stanley & Co.
     Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co.
     International Limited
Smith Barney, Inc.
NationsBanc Montgomery Securities LLC
Friedman, Billings, Ramsey & Co., Inc.
c/o Morgan Stanley & Co.
     International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

         UNICAPITAL CORPORATION, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) [ ] shares of its common stock (par value $.001 per share) (the "FIRM SHARES").

         It is understood that, subject to the conditions hereinafter stated, [_________] Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and [__________] Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such

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International Shares outside the United States and Canada to persons other than
United States and Canadian Persons. Morgan Stanley & Co. Incorporated,
Smith Barney, Inc., NationsBanc Montgomery Securities LLC and Friedman, Billings, Ramsey & Co., Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Smith Barney, Inc. and Friedman, Billings, Ramsey & Co., Inc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

         The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional [_______] shares of its common stock (par value $.001 per share) (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock (par value $.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

         As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Shares up to [_______] shares for sale to the Company's employees, officers and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "UNDERWRITERS" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by the Underwriters pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         It is understood that the Company and its subsidiaries set forth on
Schedule III hereto (the "MERGER SUBSIDIARIES") have entered into the Agreements and Plans of Contribution identified on Exhibit A attached hereto (the "MERGER AGREEMENTS") with respect to each of American Capital Resources, Inc., Boulder Capital Group, Inc., Cauff, Lippman Aviation, Inc., Jacom Computer Services, Inc., KLC., Inc., Matrix Funding Corporation, Merrimac Financial Associates ("Merrimac"), Municipal Capital Markets Group, Inc., The NSJ Group, Inc., Portfolio Financial Servicing Company, L.P. ("PFSC"), Varilease Corporation and Walden Asset Group, Inc. (each a "FOUNDING COMPANY" and together, the "FOUNDING COMPANIES") in which each Merger Subsidiary will



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combine with one of the Founding Companies (each such transaction, a "MERGER"
and collectively, the "MERGERS") simultaneously with the closing of the sale of the Shares. The Founding Companies will be the surviving corporations following the Mergers and will become wholly owned subsidiaries of the Company simultaneously with the closing of the sale of the Shares. For the purposes of this Agreement, unless the context expressly otherwise requires, references to "the Company and its subsidiaries, taken as a whole" shall be deemed to include the Founding Companies as if the Mergers had already been completed.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

           1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

          (b) (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus


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         comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The information contained in the Prospectus with respect to each of the Founding Companies does not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein with respect to each Founding Company, not misleading.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has, and after giving effect to the Mergers will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is, and after giving effect to the Mergers will be, duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) The Merger Subsidiaries are the only subsidiaries of the Company; each of the Merger Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and none of such Merger Subsidiaries qualifies as a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission; all of the issued shares of capital stock of each Merger Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; pursuant to the Merger Agreements, each Merger Subsidiary will merge


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         with and into a respective Founding Company (or, in the case of PFSC and Merrimac, acquire all of the outstanding partnership interests in such Founding Company) and, upon consummation of the Mergers, each of the Merger Subsidiaries (other than those holding all of the outstanding partnership interests in PFSC and Merrimac) will cease to exist as a separate entity and the Founding Companies will be the only subsidiaries of the Company. The Company does not, and after giving effect to the Mergers will not, own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule III hereto and, after giving effect to the Mergers, the Founding Companies.

          (f) Each of the Founding Companies has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has, and after giving effect to the Mergers will have, the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is, and after giving effect to the Mergers will be, duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Founding Company prior to its Merger have been duly and validly authorized and issued, and are fully paid and non-assessable; and, upon consummation of the Mergers, all of the shares of capital stock of each Founding Company will be duly and validly authorized and issued, fully paid and non-assessable and owned directly by the Company, free and clear of all liens, encumbrances, equities or claims other than the pledge of such shares pursuant to the Pledge Agreement to be entered into as of the Closing Date by the Company and the other Pledgors named therein, in favor of NationsBank, N.A. as Collateral Agent for the benefit of the Creditors (as defined therein).

          (g) Each of the Merger Agreements has been duly authorized, executed and delivered by each of the parties thereto, and constitutes a valid and binding obligation of each such party and is enforceable against each such party in accordance with its terms; the Merger Agreements are in full force and effect on the date hereof, and neither the Company nor any of the Merger Subsidiaries, nor, to the knowledge of the Company, any of the Founding Companies, is in breach of its obligations thereunder; and, when all of the conditions to each Merger contained in the applicable Merger Agreement have been fulfilled and the articles of merger relating to the applicable Merger have been filed with and accepted for record by


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         the relevant state entities in accordance with the Merger Agreement, the applicable Merger will be effective in accordance with the laws of the relevant states.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (j) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (k) The shares of capital stock of the Company to be issued pursuant to the Mergers have been duly authorized and, when issued pursuant to the terms of the Merger Agreements, will be validly issued, fully-paid and non-assessable and will not be subject to any preemptive or similar rights.

          (l) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company, (ii) any applicable law or any agreement or other instrument binding upon the Company, the Merger Subsidiaries or the Founding Companies that is material to the Company and its subsidiaries, taken as a whole, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect upon the Company and its subsidiaries taken as a whole and except for such contraventions that would not materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Merger Subsidiary or Founding Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or


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         Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (n) The execution and delivery by the Company, the Merger Subsidiaries and the Founding Companies of, and the performance by the Company, the Merger Subsidiaries and the Founding Companies, as applicable, of their respective obligations under the Merger Agreements and the Registration Rights Agreement and the consummation of the Mergers will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company, the Merger Subsidiaries or the Founding Companies, (ii) any applicable law or any agreement or other instrument binding upon the Company, the Merger Subsidiaries or the Founding Companies, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect upon the Company and its subsidiaries taken as a whole and except for such contraventions that would not materially and adversely affect the consummation by the Company, the Founding Companies or the Merger Subsidiaries of the transactions contemplated by the Merger Agreements or the Registration Rights Agreement, as applicable, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Merger Subsidiary or Founding Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company, the Merger Subsidiaries or the Founding Companies, as applicable, of their respective obligations under the Merger Agreements or the Registration Rights Agreement other than the filing with applicable state authorities of certificates of merger or similar documents required under relevant state laws to effect the consummation of the Mergers.

          (o) The Company and the Founding Companies have, and after giving effect to the Mergers, will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries which is material to the business of the Company and its subsidiaries, taken as a whole, are held by them, and after giving effect to the Mergers, will be held by them under valid, subsisting and enforceable



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         leases with such exceptions as are not material and do not interfere materially with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole, in each case except as described in or contemplated by the Prospectus.

          (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or any of the Founding Companies, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (q) There are no legal or governmental proceedings pending or to the Company's best knowledge, threatened to which the Company or any of the Founding Companies is a party or to which any of the properties of the Company or any of the Founding Companies is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (r) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (s) The Company is not and, after giving effect to the Mergers and the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (t) The Company and the Founding Companies are, and as of the Closing Date after giving effect to the Mergers, will be (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) in receipt of all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) in compliance with all terms and conditions of any such permit, license or



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         approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (u) All outstanding options, warrants and other rights to purchase, sell or otherwise transfer shares of Common Stock and all employee benefit plans, stock option plans and other employee compensation plans or arrangements pursuant to which such options, warrants and other rights may be granted have been described in the Prospectus to the extent required therein; there are not, and upon consummation of the Mergers, there will not be, any contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company other than as described in the Registration Statement, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (v) The unaudited pro forma combined financial statements of the Company and the historical financial statements of each of the Company and the Founding Companies, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the unaudited pro forma combined or historical financial position of the Company and each of the Founding Companies, as the case may be, as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the unaudited pro forma combined financial information, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable



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         requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable.

          (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and through the Closing Date, (i) none of the Company, the Merger Subsidiaries or the Founding Companies have incurred or will incur, as the case may be, any material liability or obligation, direct or contingent, nor entered or will enter, as the case may be, into any material transaction, not in the ordinary course of business; (ii) none of the Company, the Merger Subsidiaries or the Founding Companies has purchased or will purchase, as the case may be, any of its outstanding capital stock; (iii) the Company, the Merger Subsidiaries and the Founding Companies have not, and will not, declare, pay or otherwise make any dividend or distribution of any kind on its capital stock; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of the Founding Companies, except in each case as described in or contemplated by the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (x) The Company and the Founding Companies own or possess, or can acquire on reasonable terms, and, after giving effect to the Mergers, will own or possess or have the capacity to acquire, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Founding Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (y) No material labor dispute with the employees of the Company or any of the Founding Companies exists, except as described in or contemplated by the Prospectus, or, to the best knowledge of the Company, is imminent; and the Company is not currently aware of any existing, overtly threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Founding Companies that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.


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         (z) The Company and each of the Founding Companies are and, after giving effect to the Mergers will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company and such Founding Companies believe to be prudent and customary in the businesses in which they are engaged;

         (aa) The Company and the Founding Companies are, and after giving effect to the Mergers will be, in possession of all material certificates, authorizations and permits issued by the appropriate federal, state or local regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any Founding Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (bb) The Company and each of the Founding Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) Except as described in the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock.

         (dd) Price Waterhouse LLP who has audited certain financial statements of the Company and certain of the Founding Companies, and Arthur Andersen LLP., BDO Seidman LLP, Coopers & Lybrand L.L.P., Ernst & Young LLP, Grant Thornton, KPMG Peat Marwick LLP and Tanner & Co. who have each audited certain financial statements of certain of the Founding Companies and each who have reported thereon, respectively are and, during the periods covered by their reports, were, independent public accountants with respect to the Company and the respective Founding Companies, as applicable within the meaning of the Securities Act and the applicable published rules and regulations thereunder.



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         (ee) The Company has not and, to the Company's best knowledge, none of the Founding Companies have, taken nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock in contravention of the provisions of Regulation M.

         (ff) The Company and each of its subsidiaries and the Founding Companies have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case where the failure so to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus and which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (gg) The directors and officers and shareholders of the Company and those persons who are expected to become directors, officers and shareholders of the Company pursuant to the consummation of the Mergers, have each (i) entered into a written agreement with the Company substantially in the form of Exhibit B attached hereto (each such agreement, a "Lock-up Agreement") and executed originals of each Lockup Agreement have been delivered to you or (ii) agreed to the terms of the Lock-up Agreement as part of the Merger Agreements.

         (hh) None of the Shares distributed in connection with the Directed Share Program will be offered or sold outside of the United States.

           2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its name at U.S. $[_____] a share (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [_______] Additional



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Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S.
Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file or cause to be filed a registration statement in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance of shares of Common Stock to be used as consideration in connection with future acquisitions, or (D) the grant of options to purchase shares of Common Stock under the Company's 1997 Executive Non-Qualified Stock Option Plan, 1998 Long-Term Incentive Plan or 1998 Non-Employee Directors' Stock Plan provided such options do not vest prior to the expiration of the 180-day period referenced herein (except with the Underwriters' consent), and provided further, that in the case of subclauses (B) and (C) of this paragraph, the recipient of any such shares agrees to execute a lock-up agreement in the form of Exhibit B hereof.

           3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S. $[_____] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $[__] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $[__] a share, to any Underwriter or to certain other dealers.

           4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ], 1998, or at such other time on the same or such other date, not later than [ ], 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [_________], 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

           5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [____] p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or any of the Founding Companies, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Robert J. New, the Chief Executive Officer of the Company and Jonathan New, the Chief Financial Officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company, the Merger Subsidiaries and the Founding Companies contained in this Agreement are true and correct as of the Closing Date and that the Company, the Merger Subsidiaries and the Founding Companies have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

                  The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius, LLP, outside counsel for the Company, dated the Closing Date, confirming the consummation of the Mergers, and to the effect that:

                       (i) the Company has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Florida;

                      (ii) each subsidiary of the Company (which shall be deemed to include the Founding Companies, the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which it is required to do so by reason of its ownership or leasing of real property located in such jurisdiction or maintaining an office in such jurisdiction and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires it to be so, except to the extent that the failure to be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                     (iii) the statements contained in the Prospectus under the caption "Description of Capital Stock", insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions;

                      (iv) the shares of Common Stock outstanding prior to the
                  Mergers and the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                       (v) the shares of capital stock issued and sold by the
                  Company pursuant to the Mergers have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights arising by statutes or, to such counsel's knowledge (after due inquiry), under any contract;

                      (vi) after giving effect to the Mergers, all of the issued shares of capital stock of each Merger Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims other than the pledge of such shares pursuant to the Pledge Agreement entered into as of the Closing Date by the Company and the other Pledgors named therein, in favor of NationsBank, N.A. as Collateral Agent for the benefit of the Creditors (as defined therein);

                     (vii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising by statutes or, to such counsel's knowledge (after due inquiry), under any contract;

                      (viii) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                      (ix) each of the Merger Agreements has been duly
                  authorized, executed and delivered by each of the parties thereto, and constitutes a legally valid and binding obligation of each such party and is enforceable against each such party in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and (B) the effect of general principles of equity, whether applied by a court of law or equity; and, each Merger has been duly consummated and is effective in accordance with all applicable law and with the terms of the applicable Merger Agreement;

                       (x) the execution and delivery by the Company of, and the
                  performance by the Company of its obligations under, each of the Merger Agreements, and this Agreement will not contravene any provision of applicable law known to such counsel to which the Company is known to such counsel to the subject or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, result in a breach or default under any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or, to such counsel's knowledge, violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the United States of America or the State of New York is required for the performance by the Company of its obligations under this Agreement or the Merger Agreements or the transactions contemplated therein, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

                      (xi) the statements (A) in the Prospectus under the
                  captions "Prospectus Summary--The Mergers," "Formation of the Company," "Certain Relationships and Related Party Transactions" and "Description of Capital Stock" and (B) in the Registration Statement in Items 14 and 15, in each case solely insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents and proceedings;

                     (xii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations or contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                    (xiii) the Company is not and, after giving effect to the
                  offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                     (xiv) such counsel is of the opinion that the Registration
                  Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

                      (xv) the offer and sale of the shares of capital stock in
                  the Mergers, and all other offers and sales of securities of the Company on or prior to the Closing Date, are exempt from the registration requirements of Section 5 of the Securities Act and are exempt from registration under all applicable securities or Blue Sky laws of the various states.

                  In addition, such counsel shall state that, during the course of preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with you, officers and representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention which cause such counsel to believe that the Registration Statement at the effective date of the Registration Statement and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, on the date of this Agreement and on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no comment with respect to the financial statements, the notes thereto, or any other financial or statistical information contained in the Registration Statement or the Prospectus or incorporated by reference therein.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Pennsylvania and New York and the General Corporate Law of the State of Delaware, or involving the Founding Companies prior to giving effect to the Mergers, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

                  The opinion of Morgan, Lewis & Bockius LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (d) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

          (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Price Waterhouse LLP, Arthur Andersen LLP, BDO Seidman LLP, Coopers & Lybrand L.L.P., Ernst & Young LLP, Grant Thornton, KPMG Peat Marwick LLP and Tanner & Co., all independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f) The Lock-up Agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (g) The Shares to be delivered on the Closing Date, or the Option Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (h) Each of the conditions to the closing of the Mergers shall have been satisfied by the applicable party and not waived by the Company (except with the Underwriters' reasonable consent) as of the Closing Date, and, none of the Merger Agreements shall have been amended as of the Closing Date; the articles of merger (or similar documents required under relevant state laws) relating to each Merger shall have been filed with and accepted for record by the relevant state entities in accordance with each Merger Agreement, and each of the Mergers shall be effective in accordance with all applicable law and the terms of the applicable Merger Agreement.

         [(i)   The closing of the credit agreement to be entered into
         between the Company and NationsBank , N. A., acting as Agent, shall have been consummated.]

         The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

           6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To cooperate with the Underwriters to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that the Company shall not be required to file a general consent to service of process or be required to qualify as a foreign corporation in any jurisdiction.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's independent public accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (g) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Morgan Stanley & Co. Incorporated will notify the Company as to which Participants will need to be so restricted. At the request of Morgan Stanley & Co. Incorporated, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and the Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

           7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

         The Company agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated and each person, if any, who controls Morgan Stanley & Co. Incorporated within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from the against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by the failure of any Participant to pay for and accept delivery of the Directed Shares sold pursuant to the Directed Share Program which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase or (ii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (ii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the

"INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would in the reasonable opinion of counsel to the indemnified party be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Morgan Stanley Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

           8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                            Very truly yours,

                                            UNICAPITAL CORPORATION


                                            By:
                                                ----------------------------
                                                  Name:
                                                  Title:

Accepted as of the date hereof

MORGAN STANLEY & CO.
      INCORPORATED
SMITH BARNEY, INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

Acting severally on behalf of themselves and the several
      U.S. Underwriters named in Schedule I hereto.

By:   Morgan Stanley & Co. Incorporated


By:
    ------------------------------------
      Name:
      Title:

MORGAN STANLEY & CO. INTERNATIONAL
      LIMITED
SMITH BARNEY, INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


Actingseverally on behalf of themselves and the several
      International Underwriters named in Schedule II hereto.

By:  Morgan Stanley & Co. International
     Limited


By:
    -------------------------------------
      Name:
      Title:

                                                                     SCHEDULE I


                                U.S. UNDERWRITERS



                                                        NUMBER OF FIRM SHARES
               UNDERWRITER                                  TO BE PURCHASED
------------------------------------------------        ---------------------

Morgan Stanley & Co. Incorporated...............
Smith Barney, Inc. .............................
NationsBanc Montgomery Securities LLC
Friedman, Billings, Ramsey & Co., Inc...........
                                                             --------------
      Total U.S. Firm Shares....................
                                                             ==============

                                                                   SCHEDULE II


                           INTERNATIONAL UNDERWRITERS



                                                        NUMBER OF FIRM SHARES
               UNDERWRITER                                  TO BE PURCHASED
------------------------------------------------        ---------------------

Morgan Stanley & Co. International Limited.....
Smith Barney, Inc. ............................
NationsBanc Montgomery Securities LLC
Friedman, Billings, Ramsey & Co., Inc..........
                                                             --------------
     Total International Firm Shares...........
                                                             ==============

                                                                  SCHEDULE III


                               MERGER SUBSIDIARIES


1.   ACR Acquisition Corp.

2.   BCG Acquisition Corp.

3.   CLA Acquisition Corp.

4.   JCS Acquisition Corp.

5.   KSTN Acquisition Corp.

6.   XFC Acquisition Corp.

7.   MFA Acquisition Corp.

8.   MCMG Acquisition Corp.

9.   NSJ Acquisition Corp.

10.  PFSC Acquisition Corp.

11.  VC Acquisition Corp.

12.  WAG Acquisition Corp.

                                                                     EXHIBIT A

                      Agreements and Plans of Contribution


         1. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, ACR, Acquisition Corp., American Capital Resources, Inc. and Michael B. Pandolfelli and Gerald P. Ennella, dated as of February 14, 1998.

         2. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, BCG Acquisition Corp., Boulder Capital Group, Inc., Roy
L. Burger and Carl M. Williams, dated as of February 14, 1998.

         3. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, CLA Acquisition Corp., Stuart L. Cauff, The 1998 Cauff Family Trust, Wayne D. Lippman and The 1998 Lippman Family Trust, dated as of February 14, 1998.

         4. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, JCS Acquisition Corp., Jacom Computer Services, Inc. and John L.
Alfano, dated as of February 16, 1998.

         5. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, KSTN Acquisition Corp., K.L.C., Inc. and Alan H. Kaufman and Edgar W. Lee, dated as of February 14, 1998.

         6. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, XFC Acquisition Corp., Matrix Funding Corporation, and Richard C. Emery, J. Robert Bonnemort, David A. DiCesaris, Jack S. and Judith F. Emery, Trustees for Jack S. Emery Trust, Alvin W. and Lila E. Emery, Trustees for Alvin W. and Lila E. Emery Trust, JSE Partners, Ltd., a Utah Limited Partnership, LBK Limited Partnership, a Utah Limited Partnership, John I. Kasteler, Jr., Craig C. Mortensen, Shanni Staker, and Christian F. Emery dated, as of February 14, 1998.

         7. Amended and Restated Purchase Agreement by and among UniCapital Corporation, MFA Acquisition Corp., Merrimac Financial Associates and Allan Z. Gilbert, Jordan L. Shatz and Mark F. Cignoli dated as of February 14, 1998.

         8. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, MCMG Acquisition Corp., Municipal Capital Markets Group, Inc., and the Stockholders Named Therein, dated as of February 14, 1998.

         9. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, NSJ Acquisition Corp., W. Jeptha Thornton, Richard C. Giles, Samuel J.

Thornton, The 1998 Giles Family Trust and The 1998 Thornton Family Trust, dated as of February 14, 1998.

         10. Amended and Restated Purchase Agreement by and among UniCapital Corporation, PFSC Acquisition Corp., PFSC Limited Acquisition Corp., Portfolio Financial Servicing Company, L.P. and Partners Listed on the Signature Page, dated as of February 14, 1998.

         11. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, VC Acquisition Corp., Varilease Corporation and the Stockholders of such company listed on the Signature Page, dated as of February 14, 1998.

         12. Amended and Restated Agreement and Plan of Contribution by and among UniCapital Corporation, WAG Acquisition Corp., The Walden Asset Group, Inc., and the Stockholders of such company, dated as of February 14, 1998.

                                                                     EXHIBIT B


                            [FORM OF LOCK-UP LETTER]


                              [____________], 1998


Morgan Stanley & Co. Incorporated
Smith Barney, Inc.
Friedman, Billings, Ramsey & Co., Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Morgan Stanley & Co. International Limited
Smith Barney, Inc.
Friedman, Billings, Ramsey & Co., Inc.
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with UniCapital Corporation, a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of [ ]shares (the "SHARES") of the Common Stock (par value $.001 per share) of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common

Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                            Very truly yours,



                                            ----------------------------
                                            Name


                                            ----------------------------
                                            Address


--------------------------



                                       2